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                                                                     EXHIBIT 4.5


                            FOURTH AMENDMENT TO FIFTH
                       AMENDED AND RESTATED LOAN AGREEMENT


     This Fourth Amendment (the "Amendment") dated as of October 29, 1999, is between Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) (the "Bank") and Ducommun Incorporated, a Delaware corporation (the "Borrower"),


                                    RECITALS

     A. The Bank and the Borrower entered into a certain Fifth Amended and Restated Loan Agreement dated as of June 23, 1997, as amended by a First Amendment dated as of October 1, 1997, a Second Amendment dated as of August 10, 1998, and a Third Amendment dated as of February 11, 1999, (as amended, the "Agreement").

     B. The Bank and the Borrower desire to further amend the Agreement.


                                    AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   Amendments. The Agreement is hereby amended as follows:

          2.1 In Paragraph 1.1 of the Agreement, the definition of "Permitted Acquisition" is amended to add to the end of subparagraph (vii) thereof, immediately following the word "Acquisition," the following:

               ", excluding from the calculation made under this subparagraph, any Acquisition that (A) occurred prior to September 30, 1999 or
               (B) is financed exclusively from balance sheet cash derived from sources other than Loans under this Agreement and, after giving effect to such Acquisition, no Loans are outstanding under this Agreement."

          2.2 In Paragraph 1.1 of the Agreement, the definition of "Termination Date" is amended to read:

               "`Termination Date' means July 1, 2002."

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          2.3 The last phrase of subparagraph (c) of Paragraph 6.3 of the
Agreement, commencing with the words "provided further, however," is amended in full to read as follows:

               "; provided, further, however, that the amount of the following transactions shall not be included in calculating the amount of redemptions or repurchases of shares permitted under clause (c) of this Paragraph 6.3: common stock repurchases that (i) occurred prior to September 30, 1999, or (ii) are financed exclusively from balance sheet cash derived from sources other than Loans under this Agreement and, after giving effect to such redemptions or repurchases, no Loans are outstanding under this Agreement."

     3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

     4. Conditions Precedent. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

          4.1  An amendment fee in the amount of $12,000.

          4.2 Evidence that the execution, delivery and performance of this Amendment by the Borrower has been duly authorized.

     5. Conditions Subsequent. The Borrower agrees to deliver to Bank, within five (5) days of the effective date of this Amendment, an Instrument of Joinder, duly executed by Parsons Precision Products, Inc., together with corporate resolutions authorizing such guaranty by joinder, certified by their respective Secretary or Assistant Secretary. The Borrower acknowledges that the failure to deliver these documents to the Bank within the time provided herein shall constitute a default under the Agreement.

     6. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.


                            (Signature page follows)

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     This Amendment is executed as of the date stated at the beginning of this
Amendment.


                                        Bank of America, N.A.


                                        By: /s/ J. Thomas Fagan
                                            ------------------------------------
                                            J. Thomas Fagan
                                            Vice President



                                        Ducommun Incorporated


                                        By: /s/ K. R. Pearson
                                            ------------------------------------
                                            Kenneth R. Pearson
                                            Vice President--Human Resources
                                            And Assistant Secretary


                                        By: /s/ James S. Heiser
                                            ------------------------------------
                                            James S. Heiser
                                            Vice President, Treasurer,
                                            Secretary, and
                                            Chief Financial Officer

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